Exhibit 99.2
VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1 and 2. 1 To adopt the Agreement and Plan of Merger, dated February 8, 2011, among DSW Inc., DSW MS LLC, an Ohio limited liability company and a wholly owned subsidiary of DSW, and Retail Ventures, Inc., and approve the merger. 2 To approve any motion to adjourn or postpone the Retail Ventures special meeting to another time or place, if necessary to solicit additional proxies if there are insufficient votes at the time of the Retail Ventures special meeting to adopt the merger agreement and approve the merger. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure these shares are represented at the meeting by promptly returning your proxy in the enlcosed envelope. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . RETAIL VENTURES, INC. Special Meeting of Shareholders May 19, 2011 3:00 PM This proxy is solicited by the Board of Directors 4150 East 5th Avenue, Columbus, Ohio 43219 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS — May 19, 2011 The undersigned hereby (i) appoints Julia A. Davis and James A. McGrady, and each of them acting alone, as proxy holders and attorneys, with full power of substitution to each, to appear and vote all of the common shares of Retail Ventures, Inc. which the unersigned shall be entitled to vote at the Special Meeting of Shareholders of the Company, to be held at 810 DSW Drive, Columbus, Ohio 43219 on May 19, 2011, at 3:00 p.m., local time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all the common shares of the Company represented by this proxy as indicated on the reverse side. If you do not vote by Telephone, Fax or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, so that your shares may be represented at the special meeting. If you vote by Telephone, Fax or Internet, it is not necessary to return this proxy card. THIS PROXY, WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. Continued and to be signed on reverse side